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                                                                    EXHIBIT 10.4

                                    GUARANTY


         THIS GUARANTY (as may be amended, supplemented or otherwise modified from time to time, the "GUARANTY") is made as of this 13th day of June, 2005 in favor of the Covered Persons (as defined herein) by Gray Television, Inc., a Georgia corporation ("GRAY").

                                    RECITALS

         A. Triple Crown Media, Inc., a Delaware corporation ("TCM") is a newly formed, wholly-owned subsidiary of Gray.

         B. TCM was capitalized with $.10, and has no other assets.

         C. Gray is considering spinning off all of the shares of capital stock of TCM to its shareholders (the "SPIN-OFF").

         D. Immediately prior to the Spin-Off, Gray would contribute substantially all of the assets of its newspaper publishing business and Graylink Wireless business to TCM, and TCM would assume certain liabilities.

         E. TCM and Gray, as the sole shareholder of TCM, are considering the merger of Bull Run Corporation, a Georgia corporation ("BULL RUN"), with and into a wholly-owned subsidiary of TCM immediately following the Spin-Off (the "MERGER").

         F. TCM is considering refinancing all of its and Bull Run's indebtedness immediately following the Merger (the "REFINANCING", and with the Spin-Off and the Merger, the "PROPOSED TRANSACTIONS").

         NOW, THEREFORE, to induce the Covered Persons to serve and act for TCM, and in consideration of the substantial benefit Gray will derive from the acts and service of such Covered Persons, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Gray hereby agrees as follows:

         1.01 "COVERED PERSON" means any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of TCM at anytime from the date of this Guaranty through date of the consummation of the Proposed Transactions or, while a director or officer of TCM during such period, is or was serving at the request of TCM as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans.

         1.02 Gray irrevocably and unconditionally guarantees to the Covered Persons the prompt, punctual and full performance of all of TCM's indemnification and contribution obligations (including the advancement of expenses) arising under, in accordance with and

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subject to, the Delaware General Corporation Law, TCM's certificate of incorporation, TCM's bylaws, any resolutions of TCM's board of directors or any committee thereof, or otherwise, as they may exist from time to time, in respect of actions or omissions by the Covered Persons occurring at or prior to the consummation of the Proposed Transactions ("GUARANTEED OBLIGATIONS").

         1.03 At or prior to the consummation of the Proposed Transactions, it shall not be necessary or required that any Covered Person exercise any right, assert any claim or demand or enforce any remedy whatsoever against TCM before or as a condition to the obligations of the Gray under this Guaranty.

         1.04 After the consummation of the Proposed Transactions, a Covered Person may not assert any claim or demand or enforce any right or remedy against Gray in respect of the Guaranteed Obligations, unless and until such Covered Person has exhausted all rights and remedies against TCM in respect of the Guaranteed Obligations.

         1.05 After the consummation of the Proposed Transactions, sole recourse and exclusive remedy that the Covered Person shall have to satisfy any claims for the Guaranteed Obligations, shall be against TCM; provided however, if TCM is unable to perform the Guaranteed Obligations, then the Covered Persons may satisfy any such claims against Gray.

         1.06 Notwithstanding paragraphs 1.03, 1.04 and 1.05 hereto, Gray shall have the right to recover from TCM for any payments made by Gray to the Covered Persons in satisfaction of any claims against TCM or Gray under this Guaranty.

         1.07 Gray hereby acknowledges and agrees that the terms, covenants and provisions contained in TCM's certificate of incorporation and bylaws may be altered, modified and amended without any agreement or consent of Gray, and Gray agrees that this Guaranty and its liabilities hereunder shall be in no way affected, diminished or released by any such alteration, modification or amendment.

         1.08 This Guaranty is a continuing guaranty and will remain in full force and effect.

         1.09 Gray represents and warrants to the Covered Persons that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, (ii) it has all requisite corporate power and authority to enter into this Guaranty, (iii) the execution and delivery of this Guaranty and the performance by Gray of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Gray, (iv) this Guaranty has been duly executed and delivered by Gray and (v) this Guaranty constitutes a valid and binding obligation of Gray, in accordance with its terms.

         1.10 No invalidity, irregularity or unenforceability of this Guaranty shall affect, impair or be a defense to this Guaranty.

         1.11 The obligations of Gray are subject to any defenses available to TCM (other than defenses of bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally) and Gray is entitled to all rights of set off, counterclaims, claims for indemnity or any other rights that may be exercised by TCM.


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         1.12 No delay or failure on the part of a Covered Person to exercise any power or right given under TCM's certificate of incorporation or bylaws or under this Guaranty shall be a waiver and no right or remedy of a Covered Person shall be considered abridged or modified by any course of conduct.

         1.13 This Guaranty and all claims arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principals of conflicts of laws thereof.

         1.14 This Guaranty is binding upon Gray and its successors or assigns.


                            [SIGNATURE PAGE FOLLOWS.]


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         IN WITNESS WHEREOF, the undersigned hereby sign, seal and deliver this
Guaranty.


                                               GRAY TELEVISION, INC.


                                               By:  /s/ Robert S. Prather
                                                   ----------------------------
                                                   Name: Robert S. Prather
                                                   Title: President

                                               Address for Notice:
                                               Gray Television, Inc.
                                               4370 Peachtree Road, NE
                                               Atlanta, GA 30319
                                               Attn: James C. Ryan
                                               Fax: (404) 261-9607